Exhibit 10 - Rights Agreement

                                RIGHTS AGREEMENT

     This Rights Agreement is made on June 20th, 2003, by and between Satellite Newspapers Worldwide NV, (referred to in this Agreement as "SNWW"), a corporation organized under the laws of the Netherlands, and Satellite Enterprises Corp. (referred to in this Agreement as "Satellite"), a corporation organized under the laws of the State of Nevada.

         WHEREAS:

     SNWW is the owner of validly issued and subsisting patents relating to the manufacture of the SNWW Kiosks, which patents are registered in the United States of America bearing registration numbers 5,860,362 (referred to in this Agreement as the "Patents"), and of confidential and proprietary know-how relating to the practice of the Patents and to the manufacture of the articles described in the Patents (referred to in this Agreement as the "Know-how"); and

     Satellite desires to obtain an exclusive permanent rights to the Know-how in connection with the Patents, and SNWW desires to grant these rights to Satellite on terms and conditions acceptable to the parties; and

     Satellite desires to use its best endeavors to promote the sale of the SNWW's Kiosks in all of North, Central and South America, including but not limited to Mexico, the United States and all its territories, and all the Caribbean Islands, (hereinafter referred to as the "Americas") as defined in this Agreement; and

     SNWW desires to appoint Satellite, as its independent commercial exclusive master distributor to promote the sale of the SNWW's Kiosks in the Americas as defined in this Agreement; and

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     Satellite desires to be an independent  master distributor to represent the
SNWW's Kiosks, and SNWW desires that Satellite represent the SNWW's Kiosks in accordance with the terms of this Agreement.

     NOW THEREFORE, WITNESSETH, that for in consideration of the representations, warranties, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

Article 1 - Appointment of Exclusive Distributor in the Americas

     1.1 SNWW appoints Satellite, which accepts, as its irrevocable commercial exclusive distributor (hereinafter the "Distributor Rights") to promote the sale and/or lease of the SNWW's Kiosks and satellite content distribution technology for which SNWW has developed the technology, owns the patents, engineering and technical design including the exclusive rights to use the trade names, logos and other trade designations, including, but not limited to, all rights to the SNWW derived content fed into the territory herein granted to Satellite and the names "Satellite Newspapers" devices or variants thereof as a corporate or trade name of SNWW; The exclusive rights to distribute all available contents of the SNWW Kiosk in the Americas; the existing inventory of prototype and placebo units of SNWW Kiosks in the Americas; All parts and supply inventory owned by SNWW relating to SNWW Kiosks in the Americas (hereinafter the "SNWW Kiosks" or "Products") for all of North, Central and South America including but not limited to Mexico, the United States and all its territories, and all the Caribbean Islands, as hereinafter referred to as the "Americas".

     1.2 If SNWW decides to sell any other products in the Americas, it shall inform Satellite in order to discuss the possibility of including them within the Products defined under Article 1.1. However, the above obligation to inform Satellite does not apply if, in consideration of the characteristics of the new products and the specialization of Satellite, it is not to be to expected that such products may be represented by Satellite (e.g. products of a completely different range).

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Article 2 - Price

     2.1 The rights price ("Rights Price") for the master distributor to sell and/or lease the SNWW Kiosks in the Americas shall consist of Satellite issuing to SNWW at Closing, in full payment of the Rights Price, 1,000,000 unregistered shares of restricted common stock, without preemptive rights, of Satellite ("Shares"), par value $0.01 per share.

     2.2 The content price ("Content Price") for the rights to buy content as defined by newspapers, videos, commercials, and print advertising shall subject to terms as agreed upon by the parties.

     2.3 The kiosk price ("Kiosk Price") for the rights to acquire kiosks shall be subject to terms as agreed upon by the parties.

Article 3 - Closing

     3.01 The Closing shall be held at the offices of Corporate Legal Services, LLP, in Santa Monica, California on or prior to June 25, 2003 (the "Closing Date"), or at such other time and place on which SNWW and Satellite may agree.

     3.02 At Closing, Satellite shall deliver to SNWW the certificates representing the Shares, duly endorsed in blank or accompanied by appropriate stock transfer powers duly executed in blank, with all necessary stock transfer tax stamps affixed thereto at the expense of Satellite, if any such stamps are required.

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Article 4 - Support from SNWW

     4.01 SNWW shall be responsible for the costs and operations of products research and developments, network operations and maintenance, technical assistance and problem resolution and support (level 3), content operations and global marketing collaterals.

     4.02 The parties will negotiate  towards a detailed service level agreement
(SLA) to ensure operational obligations are met by SNWW.

Article 5 - Business Model and Marketing Commitment

     5.1 SNWW shall review annually all business models of Satellite to ensure global consistency and a coordinated market approach.

     5.2 Satellite will provide to SNWW quarterly forecasts for production of kiosk and content planning purposes.

     5.3 The parties will negotiate towards determining a percentage of revenues to be utilized for marketing expenditures.

     5.4 The parties agree to work toward standardized commercial terms for all global and all cross-territorial deals.

 Article 6 - Third Party Agreements

     6.1 Satellite is hereby granted the rights to enter into sub franchise or dealer agreements within the territory to sell kiosks and contents.

     6.2 In the event of cross-territorial deals, the parties shall negotiate an
equitable   revenue  sharing  and  operational   support  agreement  within  the
territory.

Article 7 - Rights to IP

     7.01 SNWW shall not sell, transfer or encumber any of its intellectual property rights, patents, including all rights to manufacture kiosks, the kiosk software, content management software, network communications software, and publisher contracts whereby the rights of Satellite's ability to carry out the terms of this Agreement including access to the same are compromised or placed in jeopardy in any manner.

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     7.02 The  parties  agree to  develop  and  install  within  six  months  of execution of this Agreement a redundant back up system in the United States, which among other things, will contain the following capabilities: (a) content management system (b) network communications software and (c) availability of publisher content, to ensure successful operations of Satellite.

Article 8 - Content from SNWW

     8.01 SNWW shall be responsible for managing all newspaper and video content for all of Satellite's kiosks.

     8.02 Satellite will retain the rights and ownership of all video content slots in the kiosk within its territory and shall pay SNWW a daily content fee for sold slots in accordance with Article 2 above.

Article 9 - Credit Card Processing

     The parties agree that all credit card processing generated from within the territory shall be processed by a third part credit card processing company.

Article 10 - Technology Evolution

     SNWW will provide to Satellite all necessary means to network technologies to meet its market requirements. In the event SNWW is unwilling or unable to provide to Satellite all the necessary means to network technologies as required to meet its market requirements, Satellite shall have the rights to seek alternative solutions.

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Article 11 - Representation and Warranties of SNWW

     To induce Satellite enter into this Rights Agreement for the Americas, SNWW hereby represents and warrants to Satellite, to the best of SNWW's knowledge, as of the date hereof and as of the Closing Date, as follows:

     11.01 SNWW is the true and lawful owner of the SNWW Kiosks in the Americas and has all necessary power and authority to convey, transfer, and assign a distribution rights to Satellite for the SNWW Kiosks in the Americas.

     11.02 SNWW is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands and has all requisite corporate power to execute, deliver and perform the provisions of this Agreement and the transactions contemplated hereby.

     11.03 The execution and delivery of this Agreement by SNWW and the consummation of the transactions contemplated hereby will, as of the Closing Date, have been duly and validly authorized by all necessary corporate action on the part of SNWW. This Agreement is and represents the valid and legally binding obligations of SNWW, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights, and by general equitable principles.

     11.04 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by SNWW with any of the provisions hereof will not: (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or By-Laws; or (ii) to the best knowledge of SNWW, result in any breach or violation of the terms of any agreement by which SNWW is bound or of any decree, injunction, judgment, order, law, rule or regulation, that SNWW is subject.

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     11.05 The  representations,  warranties  and  statements  contained in this
Agreement with respect to SNWW and the transactions contemplated herein contain no untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein not misleading. SNWW do not know of any fact that will result in a material change in the business, operations, properties or assets of SNWW that has not been set forth in this Agreement or in the written information provided by SNWW to Satellite in connection with this Agreement.

Article 12 - Representation and Warranties of Satellite

     To induce SNWW to enter into this Rights Agreement for the Americas, Satellite represents and warrants to SNWW, to the best of Satellite's knowledge, as of the date hereof and as of the Closing Date, as follows:

     12.01 Satellite is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to execute, deliver and perform the provisions of this Agreement and the transactions contemplated hereby.

     12.02 The execution and delivery by Satellite of this Agreement, will, as of the Closing Date, have been duly and validly authorized by all necessary corporate actions on the part of Satellite, and will constitute valid and legally binding obligations of Satellite enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights, and by general equitable principles.

     12.03 The authorized capital stock of Satellite consists of 200,000,000 shares of common stock, par value $.001, of which not more than 19,659,000 shares are or will be outstanding as of the closing date (after giving effect to conversion of outstanding convertible debentures), and 5,000,000 shares of preferred stock, none of which are issued or outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

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     12.04 The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and the compliance by Satellite with any of the provisions hereof will not: (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws; (ii) result in a material default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Satellite is a party or by which Satellite or any of its properties or assets may be bound; or (iii) result in any breach or violation of the terms of any agreement by which Satellite is bound or of any decree injunction, judgment, order, law, rule or regulation, now in effect, of any court or other government authority, to which Satellite is subject.

     12.05 Satellite has no liabilities of any nature, whether accrued, absolute, contingent or otherwise arising out of transactions entered into, or any state of facts existing prior hereto. Satellite represents and warrants that it does not know of any basis for the assertion against Satellite, as of Closing hereunder, of any liability of any nature or in any amount not herein disclosed in writing to SNWW. The books and records of Satellite provided to SNWW and Satellite's auditors are true, correct and accurate records of the operations of Satellite.

     12.06 Satellite has filed or will file all federal, state, local, foreign and other tax returns and reports required to be filed by it prior to the date of closing hereof, and, to the best of Satellite's knowledge, such returns are true and correct. Satellite has paid all taxes shown to be due and payable on such returns and reports and any additional assessments relating thereto, which have been made prior to the date hereof. Satellite has no federal, state, local or foreign income tax or other liabilities outstanding for any year with respect to which a tax return was due (taking into account all extensions of time to file said returns) prior to the date of Closing hereof, and has no reason to anticipate any material adjustment in its taxable income for any year.

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     12.07 There is no legal, administrative, arbitration or other proceeding or
governmental   investigation  pending  or,  threatened,   against  or  affecting
Satellite or any of its assets, nor, has any event occurred that would give rise to such a proceeding or investigation. Satellite is not presently a plaintiff nor does it intend to participate in any litigation.

     12.08 Satellite is in compliance with its Articles of Incorporation and By-Laws and is not in default in any material respect under any contract or agreement to which it is a party. Satellite, to best of Satellite's knowledge, has complied, and is in compliance with all statutes, laws, ordinances, regulations and other requirements applicable to it. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any breach or violation of or constitute a default under Satellite's Articles of Incorporation or By-Laws, or, any agreement or, instrument to which it is a party or by which it is bound, or violate or conflict with, any statute, law, ordinance, regulation or other requirement applicable to Satellite.

     12.09 There is no pension, profit sharing, bonus, deferred compensation, retirement, stock option or stock purchase plans covering any of Satellite's employees.

     12.10 Satellite shall provide SNWW full access to the business records and financial information of Satellite, and provide an opportunity to ask questions of and receive answers from Satellite and Satellite's officers, and receive all such financial and other information regarding Satellite as it may request.

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     12.11 The  representations,  warranties  and  statements  contained in this
Agreement or attached hereto as a Schedule with respect to Satellite and the transactions contemplated herein contain no untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein not misleading. Satellite does not know of any fact that will result in a material change in the business, operations, properties or assets of Satellite that has not been set forth in this Agreement or in the written information provided by Satellite to SNWW in connection with this Agreement.

Article 13 - Good faith and fair dealing

     13.1 In carrying out their obligations under this agreement the parties will act in accordance with good faith and fair dealing.

     13.2 The provisions of this agreement, as well as any statements made by the parties in connection with this exclusive distribution relationship, shall be interpreted in good faith.

Article 14 - Satellite's functions

     14.1 Satellite agrees as an independent master distribution to use its best endeavors to promote the sale and/or lease of the SNWW Kiosks in the Americas and shall protect SNWW's interests, including its patents with the diligence of a responsible business entity.

     14.2 Satellite shall not solicit orders from outside the Americas unless permitted to do so by SNWW. Where Satellite negotiates with customers in the Americas business that results in contracts of sale with customers established outside the Americas, Article 6.2 shall apply.

     14.3 Unless otherwise specifically agreed, Satellite has no authority to make contracts on behalf of, or in any way to bind, SNWW towards third parties.

Article 15 - Undertaking not to compete

     15.1 Without the prior written authorization of SNWW, Satellite shall not represent, manufacture or distribute any products that are in competition with the SNWW Kiosks, for the entire term of this contract.

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     15.2 Satellite may represent,  distribute or manufacture  any products that are not competitive with the SNWW Kiosks.

     15.3   Satellite   shall   refrain  from   representing   or   distributing
non-competitive products of a manufacturer who is a competitor of SNWW, if requested to do so by SNWW, provided the latter's request is reasonable, taking into account all the circumstances of the case.

Article 16 - Sales organisation

     Satellite shall provide an adequate organization for sales and, where appropriate, after-sales service, with all necessary means and personnel, in order to ensure the fulfillment of its obligations throughout the Americas under this agreement.

Article 17 - SNWW to be kept informed

     17.1 Satellite shall exercise due diligence to keep SNWW informed about its activities, market conditions and the state of competition within the Americas. It shall answer any reasonable request for information made by SNWW.

     17.2 Satellite shall exercise due diligence to keep SNWW informed about (i) the laws and regulations that are to apply in the Americas to which the SNWW Kiosks must conform (e.g. import regulations, labeling, technical specifications, safety requirements, etc.), and (ii) the laws and regulations concerning its activity, as far as they are relevant for SNWW.

Article 18 - SNWW's trademarks and symbols

     18.1 Satellite shall use SNWW's trademarks, trade names or any other symbols, but for the only purpose of identifying and advertising the SNWW Kiosks, within the scope of this contract and in SNWW's sole interest.

     18.2 Satellite hereby agrees neither to register, nor to have registered, any trademarks, trade names or symbols of SNWW (or which are confusingly similar to those of SNWW), in the Americas or elsewhere.

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     18.3 The  right to use  SNWW's  trademarks,  trade  names  or  symbols,  as provided for under the first paragraph of this Article, shall cease immediately for Satellite, on the expiration or termination, for any reason, of the present contract.

     18.4 Satellite shall notify SNWW of any infringement of SNWW's patents, trademarks, trade names or symbols that comes to its notice.

Article 19 - Complaints by Customers

     Satellite shall immediately inform SNWW of any observations or complaints received from customers in respect to the SNWW Kiosks. The parties hereto shall deal promptly and properly with such complaints. Satellite has no authority to engage in any way SNWW, unless after it has received a specific written authorization to such effect.

Article 20 - Exclusivity

     SNWW shall not, during the life of this contract, grant any other person or entity or undertaking within the Americas the right to represent or sell the SNWW Kiosks.

Article 21 - Satellite to be kept informed

     21.1 SNWW shall provide Satellite with all necessary written information relating to the SNWW Kiosks (such as price lists, brochures, etc.) as well as with the information needed by Satellite for carrying out its obligations under the contract.

     21.2 SNWW shall keep Satellite informed of any relevant communication with customers in the Americas.

     21.3 If SNWW expects that its capacity of supply will be significantly lower than that which Satellite could normally expect, it will inform Satellite within a reasonable time.

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Article 22 - Satellite's profits

     22.1 Satellite is entitled to the profits on all sales or lease of the SNWW Kiosks including profits on sale of newspapers from the Kiosks which are made during the life of this contract to customers established in the Americas.

     22.2 If Satellite, when dealing with customers established in the Americas, solicits orders resulting in contracts of sale with customers established outside the Americas, and if SNWW accepts such orders, Satellite shall be entitled to receive a commission, the amount of which shall be decided on a case-by-case basis. Similarly, Satellite's shall be entitled to a commission when SNWW solicits orders with customers established outside the Americas resulting in contracts of sale with customers established within the Americas.

     22.3 Unless otherwise agreed in writing, the profits and commission covers any expenses incurred by Satellite in fulfilling its obligations under this contract (such as telephone, telex, office, travel expenses, etc.).

Article 23 - Term of the Contract

     This contract enters into force on the 20th day of June, 2003 and shall remain in force in perpetuity unless terminated in accordance with Article 20 below.

Article 24 - Return of documents and samples

     Upon  expiry  of  this  agreement   Satellite  shall  return  to  SNWW  all
advertising material and other documents and samples which have been supplied to it by SNWW and are in Satellite's possession.

Article 25 - Arbitration - Applicable law

     25.1 Any dispute arising out of or in connection with the present contract shall be finally settled in Miami, Florida in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in accordance to said Rules.

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     25.2 The arbitrators shall apply the provisions  contained in this contract and the principles of law generally recognized in international trade as applicable to international contracts.

Article 26 - Previous agreement - Modifications - Nullity

     26.1 This contract supersedes any other preceding agreement between the parties on the subject.

     26.2 No addition or modification to this contract shall be valid unless made in writing. However, a party may be precluded by his conduct from asserting the invalidity of additions or modifications not made in writing to the extent that the other party has relied on such conduct.

     26.3 The nullity of a particular clause of this contract shall not entail the nullity of the whole agreement, unless such clause is to be considered as substantial, i.e. if the clause is of such importance that the parties (or the party to the benefit of which such clause is made) would not have entered into the contract if it had known that the clause would not be valid.

Article 27 - Prohibition of assignment

     The present contract cannot be assigned without prior written agreement between the two parties.

Article 28 - Authentic text

     The English text of this contract is the only authentic text.

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Article 29 - Construction

     29.1. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter. References in this Agreement to any Article shall include all Sections, Subsections, and Paragraphs in such Article; references in this Agreement to any Section shall include all Subsections and Paragraphs in such Section; and references in this Agreement to any Subsection shall include all Paragraphs in such Subsection.

     29.2 Each party shall, at the expense of the other party, furnish, execute and deliver such documents, instruments, certificates, notices or other further assurances as the other party may reasonably require as necessary or appropriate to effect the purposes of this Agreement or to confirm the rights created or arising hereunder.

Article 30 - Representations, Warranties, Covenants and Obligations

     The representations and warranties (all of which are made as of the Closing
Date), and the covenants, agreements and obligations of the parties contained in this Agreement, shall be true and correct in all material respects and have effect as of the Closing Date. The statements contained in any certificate or other instrument delivered by or on behalf of any party at Closing shall be deemed representations and warranties or covenants and agreements, as the case may be, hereunder.

Article 31 - Expenses

     Satellite and SNWW will each pay their own expenses incident to this Agreement and the transactions contemplated hereby.

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Article 32 - Waiver; Remedies Cumulative

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Article 33 - Entire Agreement and Modification

     This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

Article 34 - Assignments, Successors and No Third-Party Rights

     Any party may assign any of its rights or delegate any of its obligations under this Agreement. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

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Article 35 - Time of Essence

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Article 36 - Execution of Agreement

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first-above written.

Satellite Newspapers Worldwide NV


BY:  /s/ Steve Mannen
   ------------------------------------------
       Steve Mannen, Chief Executive Officer


Satellite Enterprises Corp.


BY: /s/ Robert Hodge
   ------------------------------------------
     Robert Hodge, President and CEO

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